UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2025

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+91 8048821871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $5.71, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, Zoomcar Holdings, Inc. (the “Company”) entered into securities purchase agreements (“Securities Purchase Agreements”) on December 23, 2024 and January 31, 2025 with certain accredited investors (the “Investors”) relating to a private placement offering in which the Company is offering shares of common stock, Series A Warrants and Series B Warrants for minimum gross proceeds of $4 million and up to a maximum of $30 million, pursuant to a Confidential Private Placement Memorandum, dated December 3, 2024, as the same has been amended and supplemented from time to time (the “Offering”). On December 25, 2024, the Company held the first closing of the Offering in which it raised gross proceeds of approximately $5.48 Million (the “First Closing”). On February 4, 2025, the Company held the second closing of the Offering in which it raised gross proceeds of approximately $1.44 million (the “Second Closing”). For more information on the Offering, the First Closing and the Second Closing, please refer to the Company’s Current Reports Form 8-K filed with the Securities and Exchange Commission on December 26, 2024 and February 6, 2025.

On March 18, 2025, the Board of Directors of the Company determined to fix the “Reset Price” of all of the Series B Warrants issued in the Offering down to the “Floor Price” of $0.312 (or $6.24 upon effectiveness of the reverse stock split which will be effective as of March 21, 2025). The Company has agreed to deem the “Reset Date” of the Series B Warrants to be effective. Accordingly, such Series B Warrants will be immediately exercisable up to the “Maximum Eligibility Amount” based on a “Reset Price” that is equal to the “Floor Price,” subject to the beneficial ownership limitations set forth therein. The Board of Directors of the Company also authorized management to settle certain outstanding claims or potential claims against the Company in consideration for units in the Offering.

For more information about the reverse stock split, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2025.

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We generally use the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the potential settlement of outstanding claims or potential claims against the Company, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in "Item 1A - Risk Factors" and other sections of our most recent Annual Report on Form 10-K as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2025	Zoomcar Holdings, Inc.

	By:	/s/ Hiroshi Nishijima
	Name:	Hiroshi Nishijima
	Title:	Chief Executive Officer

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